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[McLeodUSA Logo Appears Here]                           [MCLD Logo Appears Here]

                                                                    Exhibit 99.2
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McLeodUSA Incorporated
McLeodUSA Technology Park
6400 C Street SW, PO Box 3177
Cedar Rapids, IA 52406-3177
Media Contact:  Bruce Tiemann
Phone: (319) 790-7800
FAX:   (319) 790-7767
E-mail:  mcleodusa_ir@mcleodusa.com


For Immediate Release

 McLeodUSA Announces Pricing of Tender Offer for Splitrock 11.75% Senior Notes

Cedar Rapids, Iowa -May 31, 2000 -- McLeodUSA Incorporated (Nasdaq: MCLD), one of the nation's top telecommunications providers, today announced that it has commenced a tender offer to purchase for cash any and all of the outstanding 11.75% senior notes of Splitrock Services, Inc., due 2008 at a price of $1,156.80 per $1,000 principal amount of the Splitrock notes tendered, plus the amount of accrued and unpaid interest to (but excluding) the settlement date. The offer expires at 5 p.m. Eastern on June 28, 2000, unless extended by McLeodUSA.

Prior to the initiation of the offer, McLeodUSA received the irrevocable consent of the holder of the majority in aggregate principal amount of the Splitrock notes to certain amendments which, upon completion of the offer and execution of the appropriate documents, will eliminate most of the restrictive covenants and certain other provisions of the indenture pursuant to which the notes were issued. Salomon Smith Barney is acting as dealer-manager in connection with the offer.

McLeodUSA, one of the nation's top telecommunications companies, provides selected telecommunications services to customers nationwide. Integrated communications including local services are currently available in several Midwest and Rocky Mountain states; long distance and advanced data services are available in all 50 states. McLeodUSA is a facilities-based telecommunications provider with 354 ATM switches, 31 voice switches, more than 750,000 local lines, and more than 8,800 employees. The Company recently expanded its marketplace for advanced data and Internet services to all 50 states through the acquisition of Splitrock Services, Inc. The Splitrock network is capable of transmitting integrated next-generation data, video and voice services. The network reaches 800 cities and 90 percent of the U.S. population. In the next 12 months, the Company's publishing subsidiaries plan to distribute 26 million white and yellow page directories in 23 states, expected to reach 46 million people. McLeodUSA Incorporated is a Nasdaq-100 company traded as MCLD. The Company's web site is available at www.mcleodusa.com.
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McLeodUSA Announces Pricing of Tender Offer
Page 2


     Some of the statements contained in this press release discuss future expectations, contain projections of results of operations or financial condition or state other forward-looking information. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The "forward-looking" information is based on various factors and was derived using numerous assumptions. In some cases, you can identify these so-called forward-looking statements by words like "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "projects," "potential," or "continue" or the negative of those words and other comparable words. You should be aware that those statements only reflect the predictions of McLeodUSA. Actual events or results may differ substantially. Important factors that could cause actual results of McLeodUSA to be materially different from the forward-looking statements include availability of financing and regulatory approvals, the number of potential customers in a target market, the existence of strategic alliances or relationships, technological, regulatory or other developments in the industry, changes in the competitive climate in which McLeodUSA operates and the emergence of future opportunities. These and other applicable risks are summarized under the caption "Risk Factors" in the McLeodUSA Annual Report on Form 10-K for the fiscal year ended December 31, 1999, which is filed with the Securities and Exchange Commission.

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